UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 13, 2019

Commission file # 333-219148

VIVIC CORP.

 (Exact name of registrant as specified in its charter)

Nevada	7999	98-1353606
State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification Number)

189 E Warm Spring Rd., PMB#B450

Las Vegas, NV 89119

Tel: 702-899-0818

(Address and telephone number of registrant's executive office)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2019, in a Special Meeting of the Board of Directors of Vivic Corp, ("Company"), the board accepted the resignation of Kun-Teng Liao from the Director position. The resignation of Kun-Teng Liao is due to personal reasons and is not the result of any disagreement or dispute with the Company.

In the same special Board meeting on December 13, 2019, Hwang Liu-Shiang Kung and Huilan Chen became the new Board Directors of the Company.

Hwang Liu-Shiang Kung , 76 years’ old, is a resident of Taiwan (R.O.C).   She graduated from Tainan Community University. She is a chairman of Jiexin Investment Co., Ltd from June 2018 till present day.  She is a director of Jianyu Material Industry Co., Ltd from September 2017 till present day, a director of Kha Shing Enterprises Co., Ltd. from June 2019 till present day, and a director of Horizon Yacht Co., Ltd. from June 2017 till present day.

Huilan Chen, 51 years’ old, is a US resident. She received her Bachelor’s degree in Business Administration in International Trade from Feng-Chia University, Taichung, Taiwan and her MBA degree from Cleveland State University, Ohio, US. From October 1998 to May 2002, she was the product manager of Tsann Kuen Enterprise Co. Ltd  Tainan, Taiwan. From October 2004 to October 2012, she was the Office Manager of Aclor Inc, Georgia, US. From December 2015 to August 2016, she was the Logistic Manager of Uni-All Group Ltd, Georgia, US.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VIVIC CORP.

/s/ Yun-Kuang Kung

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By: Yun-Kuang Kung

Chief Executive Officer

February 3, 2020